Exhibit 5.1

+1 617 526 6000 (t)

+1 617 526 5000 (f)

wilmerhale.com

August 12, 2026

State Street Corporation

One Congress Street

Boston, Massachusetts 02114

Re:	State Street Corporation Depositary Shares, Each Representing a 1/100th Ownership Interest in a Share of Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock, Series L

Ladies and Gentlemen:

We have acted as counsel for State Street Corporation, a Massachusetts corporation (the “Company”), in connection with the offer and sale by the Company of 500,000 depositary shares (the “Shares”), each representing a 1/100th ownership interest in a share of Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock, Series L, without par value per share, with a liquidation preference of $100,000 per share (the “Preferred Stock”) pursuant to an Underwriting Agreement, dated as of August 5, 2026 (the “Underwriting Agreement”), among the Company and Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters listed on Schedule I thereto (the “Underwriters”).

As such counsel, we have assisted in the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s prospectus supplement dated August 5, 2026 (the “Prospectus Supplement”) to the prospectus, dated June 20, 2025 (the “Base Prospectus” and, as supplemented by the Prospectus Supplement, the “Prospectus”), each relating to the Registration Statement on Form S-3 (File No. 333-288196) filed by the Company with the Commission on June 20, 2025. Such Registration Statement, in the form in which it became effective, including any amendment thereto, and the documents incorporated by reference therein and the information deemed to be a part of the Registration Statement at the time of effectiveness pursuant to Rule 430B under the Securities Act, is referred to herein as the “Registration Statement.”

We have examined and relied upon (i) corporate or other proceedings of the Company regarding the authorization of (x) the execution and delivery of the Underwriting Agreement and the Deposit Agreement (as defined below), (y) the Certificate of Designation of Series L Preferred Stock filed with the Secretary of the Commonwealth of the Commonwealth of Massachusetts on August 6, 2026, and (z) the issuance of the Preferred Stock and the Shares, (ii) the Registration Statement, (iii) the Base Prospectus, (iv) the Prospectus Supplement, (v) the Underwriting Agreement and (vi) the Deposit Agreement (the “Deposit Agreement”) dated as of August 12, 2026, among the Company, Equiniti Trust Company, LLC (the “Depositary”) and the holders from time to time of the depositary receipts described therein, including the form of

State Street Corporation

August 12, 2026

depositary receipt (the “Depositary Receipt”) attached thereto. We have also examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such other corporate records of the Company, such other agreements and instruments, certificates of public officials, officers of the Company and other persons, and such other documents, instruments and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed.

In our examination of the documents referred to above, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of such original documents, and the completeness and accuracy of the corporate records of the Company provided to us by the Company.

In rendering the opinions set forth below, we have relied as to certain matters on information obtained from public officials and officers of the Company, and we have assumed that (i) the Depositary has the power, corporate or other, to enter into and perform its obligations under the Deposit Agreement, (ii) the Deposit Agreement will be a valid and binding obligation of the Depositary, and (iii) the Depositary meets the requirements for a depositary as set forth in the Deposit Agreement. We have also assumed the due execution of the Depositary Receipts by the Depositary, that there will not have occurred, prior to the date of issuance of the Preferred Stock or the Shares, any change in law affecting the validity or enforceability of the Deposit Agreement, and that at the time of the issuance and sale of the Preferred Stock and the Shares, the Board of Directors of the Company has not taken any action to rescind or otherwise reduce its prior authorization of the issuance of the Preferred Stock or the Shares.

We express no opinion herein as to the laws of any jurisdiction other than the state laws of the Commonwealth of Massachusetts and the State of New York.

We have assumed for purposes of our opinions below that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or (to the extent the same is required under any agreement or document binding on it of which an addressee has knowledge, has received notice or has reason to know) any other third party is required for the due execution, delivery or performance by the Company of the Deposit Agreement or, if any such authorization, approval, consent, action, notice or filing is required, it will have been duly obtained, taken, given or made and will be in full force and effect.

Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, usury, fraudulent conveyance or similar laws relating to or affecting the rights or remedies of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of materiality, good faith, reasonableness and fair dealing and (iv) general equitable principles. Furthermore, we express no opinion as to

State Street Corporation

August 12, 2026

the availability of any equitable or specific remedy upon any breach of the Deposit Agreement, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defenses may be subject to the discretion of a court. We also express no opinion herein with respect to compliance by the Company with the securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. In addition, we express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.

On the basis of, and subject to, the foregoing, we are of the opinion that when (i) issued and delivered by the Company to the Depositary against payment of the consideration therefor in accordance with the terms of the Underwriting Agreement and the Deposit Agreement, both as duly approved by the Company, the Preferred Stock will be validly issued, fully paid and nonassessable, and (ii) issued and delivered against payment therefor as described in the Registration Statement and the Prospectus, upon the deposit with the Depositary of the Preferred Stock underlying the Shares, the Shares will represent legal and valid interests in the Preferred Stock underlying the Shares and the Depositary Receipt will constitute valid evidence of such interests in the Preferred Stock underlying the Shares and will be entitled to the benefits of the Deposit Agreement.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions and is rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances that might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K to be filed on or about August 12, 2026, which Form 8-K will be incorporated by reference into the Registration Statement, and to the use of our name therein and in the related Base Prospectus and Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission.

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State Street Corporation

August 12, 2026

Very truly yours,

/s/ WILMER CUTLER PICKERING HALE AND DORR LLP
WILMER CUTLER PICKERING HALE AND DORR LLP